Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Ste. 1600 Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

February 28, 2020

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

c/o	Exterran Corporation
11000 Equity Drive
Houston, Texas 77041

Ladies and Gentlemen,

We have acted as counsel to Exterran Corporation, a Delaware corporation (“Parent”), Exterran Energy Solutions, L.P., a Delaware limited partnership (“EESLP”), and EES Finance Corp., a Delaware corporation (“Finance Corp.” and together with EESLP, the “Debt Issuers”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on February 28, 2020. The Registration Statement relates to the registration under the Securities Act of the proposed offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of $150,000,000 aggregate offering price of the following (collectively, the “Securities”): (i) shares of Parent’s preferred stock, par value $0.01 per share (“Preferred Stock”); (ii) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”); (iii) shares of Parent’s common stock, par value $0.01 per share (“Common Stock”); (iv) warrants issued by Parent to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (as defined below) or any combination thereof (“Warrants”); and (v) debt securities of the Debt Issuers (the “Debt Securities”) and any related guarantees (the “Guarantees”) of such Debt Securities by Parent.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of Parent and the Debt Issuers.

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

February 28, 2020

We have also assumed that (i) the form of indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities and any related Guarantees are to be issued (the “Indenture”) and any contract governing or establishing the terms of the Depositary Shares or Warrants will be the valid and binding obligations of each party thereto (other than Parent or the Debt Issuers) enforceable against each party thereto (other than Parent or the Debt Issuers) in accordance with their respective terms, (ii) the execution and delivery of, and performance by Parent or the Debt Issuers, as applicable, pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon Parent or the Debt Issuers, as applicable, (iii) any contract governing or establishing the terms of the Depositary Shares or Warrants will be governed by the laws of the State of New York, and (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1)    Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(2)    Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares, or that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

February 28, 2020

(3)    Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by Parent, (iii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the related series of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Delaware, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary, and (v) depositary receipts evidencing the Depositary Shares have been duly executed by Parent and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued pursuant to the terms of any other Securities.

(4)    Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters including the issuance and sale of the Common Stock, Preferred Stock or Debt Securities issuable upon exercise of such Warrants, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Warrants has been duly authorized, executed and delivered by Parent, (iii) if such Warrants are exercisable for Common Stock, the actions described in paragraph (1) above have been taken, (iv) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph (2) above have been taken, (v) if such Warrants are exercisable for Debt Securities, the actions described in paragraph (5) below have been taken, and (vi) such Warrants have been duly executed by Parent and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of Parent enforceable against Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

Exterran Corporation

Exterran Energy Solutions, L.P.

EES Finance Corp.

February 28, 2020

(5)    Any Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by Parent and the Debt Issuers in the form attached to the Registration Statement, (ii) the terms of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (iii) such Debt Securities have been duly executed by the Debt Issuers and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Debt Issuers enforceable against the Debt Issuers in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued pursuant to the terms of any other Securities.

(6)    Any Guarantees related to a series of Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by Parent and the Debt Issuers in the form attached to the Registration Statement, (ii) the terms of such Guarantees and Debt Securities and of their respective issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (iii) such Guarantees and related Debt Securities have been duly executed by Parent and the Debt Issuers, respectively, and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of Parent enforceable against Parent in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Guarantees covered by the opinion in this paragraph include any Guarantees that may be issued pursuant to the terms of any other Securities.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of Parent and the Debt Issuers in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP